UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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BLUCORA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Item 1. On April 9, 2021, Blucora, Inc. (the “Company”) posted additional materials to its website launched in connection with the Company’s 2021 annual meeting of stockholders. A copy of the materials uploaded to the website can be found below.

Item 2. On April 9, 2021, the Company sent an email to its employees in connection with the Company’s 2021 annual meeting of stockholders. A copy of such communication can be found below.

April 9, 2021

Blucora team members,

I’d like to share some news about our upcoming annual meeting on April 21, 2021. This morning we issued a press release, announcing that one of the leading proxy advisory firms, Glass Lewis, has recommended that Blucora stockholders vote “FOR” all the Company’s highly-qualified directors on the BLUE proxy card. You can find instructions on how to vote here.

If you are a Blucora stockholder, you may also receive this material directly through your brokerage account (e.g. E*TRADE).

Thank you for all you do.

Regards,

Chris Walters

President and CEO

Blucora